Trane Technologies Reports First-Quarter 2020 Results

Highlights (first quarter 2020 versus first quarter 2019, unless otherwise noted):

●	Reported bookings up 5 percent; organic bookings* up 6 percent led by strength in the Americas

●	Reported revenues down 6 percent; organic revenues* down 5 percent; driven by COVID-19 impacts, particularly in Asia Pacific

●	GAAP continuing EPS of $0.21; adjusted continuing EPS* of $0.43

●	Suspending 2020 guidance given market uncertainty related to COVID-19 and intend to reevaluate guidance for second quarter earnings call

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, May 5, 2020 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $0.21 for the first quarter of 2020. Adjusted continuing EPS was $0.43, which excludes planned restructuring and transformation costs of $36.5 million, non-cash legacy legal liability adjustment of $17.4 million and non-cash separation-related tax adjustments of $40.3 million.

First-Quarter 2020 Results

Financial Comparisons - First-Quarter Continuing Operations

$, millions except EPS	Q1 2020	Q1 2019**	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,074	$2,921	5%	6%
Net Revenues	$2,641	$2,804	(6)%	(5)%
GAAP Operating Income	$154	$237	(35)%
GAAP Operating Margin	5.8%	8.4%	(260 bps)
Adjusted Operating Income*	$191	$243	(21)%
Adjusted Operating Margin*	7.2%	8.7%	(150 bps)
Adjusted EBITDA*	$261	$296	(12)%
Adjusted EBITDA Margin*	9.9%	10.5%	(60 bps)
GAAP Continuing EPS	$0.21	$0.59	(64)%
Adjusted Continuing EPS	$0.43	$0.61	(30)%
Restructuring and Transformation Costs	($36.5)	($6.1)	($30.4)
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.

“The COVID-19 pandemic has presented the world with unprecedented challenges, affecting economies, businesses, communities, families and our way of life. In these uncertain times, companies like Trane Technologies are called to lead authentically, steadily and with an unwavering sense of purpose,” said Mike Lamach, chairman and chief executive officer.

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“We remain true to our strategy - maintaining world-class safety for our employees, acting with uncompromising ethics and integrity, and doubling down on our commitments to support the communities in which we live and work and to build a more sustainable world. These are the fundamental building blocks that drive differentiated financial performance for us, now and into the future."

Lamach continued, “Our experienced leadership team is decisively executing our purpose-driven strategy through this crisis, with agility and care for our people and customers. We are prioritizing the urgent needs of essential customers in industries such as hospitals and healthcare, food supply and distribution, technology and data centers. I want to thank our people around the world who are working hard to meet those needs under challenging circumstances.

We are in an exceptionally strong financial and liquidity position heading into this downturn, with stranded cost reduction and business transformation activities well underway. We are executing focused cost-reduction programs to maintain our financial strength, and will continue to implement additional programs as business conditions dictate.

Finally, we remain confident in our sustainability strategy, aligned to powerful secular megatrends that underpin long-term growth and profitability across our end markets. We will play offense through the downturn by investing heavily in our people and in accretive investment opportunities that further strengthen Trane Technologies and our ability to thrive as business conditions improve or new market opportunities arise.”

Highlights from the First Quarter of 2020 (all comparisons against the first quarter of 2019 unless otherwise noted)

•	The onset of the COVID-19 pandemic impacted global bookings and revenue growth in the quarter with the greatest impact in the Asia Pacific segment.

•	Prior to the pandemic, Americas HVAC demand was strong in the quarter driving Enterprise reported bookings up 5 percent and organic bookings up 6 percent.

•	Reported revenues were down 6 percent and organic revenues were down 5 percent, impacted by COVID-19.

•
GAAP operating margin was down 260 basis points, adjusted operating margin was down 150 basis points, and adjusted EBITDA margin was down 60 basis points. Enterprise deleverage approximated gross margin rates.

First-Quarter Business Review (all comparisons against the first quarter of 2019 unless otherwise noted)

Americas Segment: innovates for customers in the North America and Latin America regions. The Americas segment encompasses commercial heating and cooling systems, building controls, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

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$, millions	Q1 2020	Q1 2019	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$2,368	$2,138	11%	11%
Net Revenues	$2,098	$2,144	(2)%	(2)%
GAAP Operating Income	$184.8	$250.3	(26)%
GAAP Operating Margin	8.8%	11.7%	(290 bps)
Adjusted Operating Income	$205.6	$253.7	(19)%
Adjusted Operating Margin	9.8%	11.8%	(200 bps)
Adjusted EBITDA	$262.1	$297.8	(12)%
Adjusted EBITDA Margin	12.5%	13.9%	(140 bps)

•	Americas reported and organic bookings were both up 11 percent on strong demand for HVAC products and services.

•
Reported and organic revenue were both down 2 percent. Strong, broad-based, mid-single digit revenue growth in Commercial HVAC was more than offset by Transport revenue declines of approximately 30 percent and low-single digit Residential HVAC revenue declines, both impacted by softness related to COVID-19 in the second half of March. COVID-19 related building lockdowns also weakened demand for HVAC services and parts.

•	Additionally, employee safety is paramount and the Company invested heavily in proactive safety measures at its facilities in the quarter.

•
GAAP operating margin declined 290 basis points, adjusted operating margin declined 200 basis points and adjusted EBITDA margin declined 140 basis points. Margins were impacted by the significant revenue declines in Transport and revenue mix shift from Transport to Commercial.

Europe, Middle East and Africa ("EMEA") Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating and cooling systems, services and solutions for commercial buildings, and transport refrigeration systems and solutions.

$, millions	Q1 2020	Q1 2019	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$443	$462	(4)%	(2)%
Net Revenues	$364	$384	(5)%	(3)%
GAAP Operating Income	$36.4	$39.2	(7)%
GAAP Operating Margin	10.0%	10.2%	(20 bps)
Adjusted Operating Income	$37.0	$39.7	(7)%
Adjusted Operating Margin	10.2%	10.3%	(10 bps)
Adjusted EBITDA	$43.2	$44.7	(3)%
Adjusted EBITDA Margin	11.9%	11.6%	30 bps

•	EMEA was heavily impacted by COVID-19 in the first quarter, primarily in March.

•	EMEA reported bookings were down 4 percent and organic bookings were down 2 percent.

•
Reported revenue was down 5 percent and organic revenue was down 3 percent. Solid revenue growth in Commercial HVAC was offset by Transport revenue declines. COVID-19 related building lockdowns weakened demand for HVAC services and parts.

•
GAAP operating margin declined 20 basis points, adjusted operating margin declined 10 basis points and adjusted EBITDA margin improved 30 basis points. Strong execution and cost reductions offset COVID-19 inefficiencies to minimize deleverage impact on lower revenues.

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Asia Pacific Segment: innovates for customers throughout the Asia Pacific region and India. The Asia Pacific segment encompasses heating and cooling systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q1 2020	Q1 2019	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$263	$320	(18)%	(17)%
Net Revenues	$179	$276	(35)%	(34)%
GAAP Operating Income	$6.5	$23.6	(72)%
GAAP Operating Margin	3.6%	8.6%	(500 bps)
Adjusted Operating Income	$7.6	$24.9	(69)%
Adjusted Operating Margin	4.2%	9.0%	(480 bps)
Adjusted EBITDA	$10.6	$27.5	(61)%
Adjusted EBITDA Margin	5.9%	10.0%	(410 bps)

•	Asia Pacific was the first segment to experience the COVID-19 pandemic, heavily impacting demand for equipment and services in the region.

•	Asia Pacific reported bookings were down 18 percent and organic bookings were down 17 percent.

•
Reported revenue was down 35 percent and organic revenue was down 34 percent. The onset of the COVID-19 pandemic limited bookings and revenue growth for both Commercial HVAC and Transport. Pandemic impacts began in China early in the quarter and were compounded by further impacts in the rest of Asia as the quarter progressed.

•
GAAP operating margin declined 500 basis points, adjusted operating margin declined 480 basis points and adjusted EBITDA margin declined 410 basis points. Swift action and strong execution of cost reduction programs limited the deleverage impact from significantly lower revenues.

Balance Sheet and Cash Flow

$, millions	Q1 2020	Q1 2019**	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	($129)	$12	($141)
Free Cash Flow Y-T-D*	($122)	($11)	($111)
Working Capital/Revenue*	5.1%	6.1%	100 bps decrease
Cash Balance 31 March	$2,648	$1,882	$766
Debt Balance 31 March	$5,575	$5,601	($26)
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations.

•	During the quarter, the Company received $1.9 billion at the close of the Industrial spin RMT transaction.

•	As of March 31, 2020, the Company had cash and borrowing capacity in excess of $4.5 billion, inclusive of $2 billion from undrawn revolving credit facilities.

•	The Company continues to expect 2020 free cash flow to be equal to or greater than 100 percent of adjusted net earnings*.

Capital Deployment

•	The Company continues to reinvest in employee safety, innovation and technology projects and capital expenditures to support its core sustainability strategy.

•	Year to date, the Company has paid approximately $126 million in dividends. The company expects to maintain its quarterly dividend of $0.53 per share, or $2.12 per share annualized in 2020.

•	The Company does not plan to repurchase shares in the first half of 2020. The Company will retain optionality for share repurchases as visibility improves.

•	The Company continues to evaluate strategic, value accretive mergers and acquisitions.

•	The Company expects to continue to deploy 100 percent of excess cash to shareholders over time.

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Full-year 2020 Guidance

•
Given the current uncertainty created by the COVID-19 pandemic and its impact on the Company's end markets, the Company is suspending previously communicated financial guidance for 2020. The Company intends to reevaluate guidance on its second quarter earnings call.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements regarding capital deployment including the amount and timing of our dividends, our share repurchase program including the amount of shares to be repurchased and the timing of such repurchases and our capital allocation strategy including projected acquisitions; our projected free cash flow and usage of such cash; our available liquidity; performance of the markets in which we operate; restructuring activity; our projected financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, the impact of the global COVID-19 pandemic on our business, our suppliers and our customers, global economic conditions taking into account the global COVID-19 pandemic, disruption and volatility in the financial markets due to the COVID-19 pandemic, the outcome of any litigation, demand for our products and services, and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2019, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.
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05/05/20

(See Accompanying Tables)

•	Table 1: Condensed Consolidated Income Statement

•	Tables 2 - 5: Reconciliation of GAAP to Non-GAAP

•	Table 6: Condensed Consolidated Balance Sheets

•	Table 7: Condensed Consolidated Statement of Cash Flows

•	Table 8: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Jennifer Regina	Zac Nagle
630-390-8011, jennifer.regina@tranetechnologies.com	704-990-3913, InvestorRelations@tranetechnologies.com

*Q1 Non-GAAP measures definitions

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Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

•
Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

Adjusted operating income in 2020 is defined as GAAP operating income plus restructuring costs and transformation costs. Adjusted operating income in 2019 is defined as GAAP operating income plus restructuring costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q1 2020) less the prior period (e.g. Q1 2019), divided by the change in net revenues for the current period less the prior period.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2020 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs and transformation costs less the legacy legal liability adjustment, net of tax impacts plus separation-related tax adjustments. Adjusted net earnings in 2019 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted continuing EPS in 2020 is defined as GAAP continuing EPS plus restructuring costs and transformation costs less the legacy legal liability adjustment, net of tax impacts plus separation-related tax adjustments. Adjusted continuing EPS in 2019 is defined as GAAP continuing EPS plus restructuring costs, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted EBITDA in 2020 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net less the legacy legal liability adjustment. Adjusted EBITDA in 2019 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 4 and 5 of the news release.

Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Free cash flow in 2020 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring costs and transformation costs. Free cash flow in 2019 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures plus cash payments for restructuring. Please refer to the free cash flow reconciliation on table 8 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprises’ current accounts.

•
Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short term debt, dividend payables and income tax payables.

•
Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of March 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended March 30 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for 2020 is defined as the ratio of income tax expense less the net tax effect of adjustments for restructuring costs, transformation costs and the legacy legal liability adjustment divided by earnings from continuing operations before income taxes plus restructuring costs and transformation costs less the legacy legal liability adjustment. Adjusted effective tax rate for 2019 is defined as the ratio of income tax provision plus the tax effect of restructuring costs divided by earnings from continuing operations before income taxes plus restructuring costs. This measure allows for a direct comparison of the effective tax rate between periods.

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The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

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Table 1

TRANE TECHNOLOGIES PLC
Condensed Consolidated Income (Loss) Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter
	ended March 31,
	2020	2019**
Net revenues	$2,641.3	$2,803.7
Cost of goods sold	(1,898.8)	(1,989.2)
Selling and administrative expenses	(588.1)	(578.0)
Operating income	154.4	236.5
Interest expense	(63.1)	(51.0)
Other income/(expense), net	12.5	(18.0)
Earnings before income taxes	103.8	167.5
Benefit (provision) for income taxes	(51.0)	(20.2)
Earnings from continuing operations	52.8	147.3
Discontinued operations, net of tax	(78.7)	56.4
Net earnings (loss)	(25.9)	203.7
Less: Net earnings from continuing operations attributable to noncontrolling interests	(2.8)	(3.1)
Less: Net earnings from discontinued operations attributable to noncontrolling interests	(0.5)	(0.7)
Net earnings (loss) attributable to Trane Technologies plc	$(29.2)	$199.9

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$50.0	$144.2
Discontinued operations	(79.2)	55.7
Net earnings (loss)	$(29.2)	$199.9

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$0.21	$0.59
Discontinued operations	(0.33)	0.23
Net earnings (loss)	$(0.12)	$0.82

Weighted-average number of common shares outstanding:
Diluted	242.3	245.2

**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended March 31, 2020
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$2,641.3	$—		$2,641.3

	Operating income	154.4	36.5	(a,b)	190.9
	Operating margin	5.8%			7.2%

	Earnings from continuing operations before income taxes	103.8	19.1	(a,b,c)	122.9
	Benefit (provision) for income taxes	(51.0)	35.9	(d,e)	(15.1)
	Tax rate	49.1%			12.3%
	Earnings from continuing operations attributable to Trane Technologies plc	$50.0	$55.0	(f)	$105.0

	Diluted earnings per common share
	Continuing operations	$0.21	$0.22		$0.43

	Weighted-average number of common shares outstanding:
	Diluted	242.3	—		242.3

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$25.6
(b)	Transformation Costs (SG&A)		10.9
(c)	Legacy Legal Liability Adjustment		(17.4)
(d)	Tax impact of adjustments (a,b,c)		(4.4)
(e)	Separation-related tax adjustments		40.3
(f)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$55.0

	Total impact of adjustments on cost of goods sold		10.3
	Total impact of adjustments on selling & administrative expenses		26.2
	Total impact of adjustments on operating income		$36.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended March 31, 2019**
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$2,803.7	$—		$2,803.7

	Operating income	236.5	6.1	(a)	242.6
	Operating margin	8.4%			8.7%

	Earnings from continuing operations before income taxes	167.5	6.1	(a)	173.6
	Provision for income taxes	(20.2)	(1.1)	(b)	(21.3)
	Tax rate	12.1%			12.3%
	Earnings from continuing operations attributable to Trane Technologies plc	$144.2	$5.0	(c)	$149.2

	Diluted earnings per common share
	Continuing operations	$0.59	$0.02		$0.61

	Weighted-average number of common shares outstanding:
	Diluted	245.2	—		245.2

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$6.1
(b)	Tax impact of adjustments		(1.1)
(c)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$5.0

	Total impact of adjustments on cost of goods sold		3.4
	Total impact of adjustments on selling & administrative expenses		2.7
	Total impact of adjustments on operating income		$6.1

**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended March 31, 2020		For the quarter ended March 31, 2019**
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$2,097.8		$2,144.3

	Segment operating income	$184.8	8.8%	$250.3	11.7%
	Restructuring	20.8	1.0%	3.4	0.1%
	Adjusted operating income *	205.6	9.8%	253.7	11.8%
	Depreciation and amortization	55.9	2.7%	52.1	2.4%
	Other income/(expense), net	0.6	0.0%	(8.0)	(0.3)%
	Adjusted EBITDA *	$262.1	12.5%	$297.8	13.9%

Europe, Middle East & Africa	Net revenues	$364.3		$383.8

	Segment operating income	$36.4	10.0%	$39.2	10.2%
	Restructuring	0.6	0.2%	0.5	0.1%
	Adjusted operating income	37.0	10.2%	39.7	10.3%
	Depreciation and amortization	7.7	2.1%	7.7	2.0%
	Other income/(expense), net	(1.5)	(0.4)%	(2.7)	(0.7)%
	Adjusted EBITDA	$43.2	11.9%	$44.7	11.6%

Asia Pacific	Net revenues	$179.2		$275.6

	Segment operating income	$6.5	3.6%	$23.6	8.6%
	Restructuring	1.1	0.6%	1.3	0.4%
	Adjusted operating income	7.6	4.2%	24.9	9.0%
	Depreciation and amortization	3.3	1.8%	3.3	1.2%
	Other income/(expense), net	(0.3)	(0.1)%	(0.7)	(0.2)%
	Adjusted EBITDA	$10.6	5.9%	$27.5	10.0%

Corporate	Unallocated corporate expense	$(73.3)		$(76.6)
	Restructuring/Other (a)	14.0		0.9
	Adjusted corporate expense	(59.3)		(75.7)
	Depreciation and amortization	8.1		7.8
	Other income/(expense), net (b)	(3.7)		(6.6)
	Adjusted EBITDA	$(54.9)		$(74.5)

Total Company	Net revenues	$2,641.3		$2,803.7

	Operating income	$154.4	5.8%	$236.5	8.4%
	Restructuring/Other (a)	36.5	1.4%	6.1	0.3%
	Adjusted operating income	190.9	7.2%	242.6	8.7%
	Depreciation and amortization	75.0	2.8%	70.9	2.5%
	Other income/(expense), net (b)	(4.9)	(0.1)%	(18.0)	(0.7)%
	Adjusted EBITDA	$261.0	9.9%	$295.5	10.5%

*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations
(a) Other within 2020 Corporate includes Transformation costs of $10.9M
(b) Other income/(expense), net within 2020 Corporate excludes $17.4M legacy legal liability adjustment

Segment adjusted EBITDA is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and is a key component for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment adjusted EBITDA represents the most relevant measure of segment profit and loss. Segment adjusted EBITDA may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended March 31,
	2020	2019**
Total Company
Adjusted EBITDA *	$261.0	$295.5
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(75.0)	(70.9)
Interest expense	(63.1)	(51.0)
Benefit (provision) for income taxes	(51.0)	(20.2)
Restructuring	(25.6)	(6.1)
Transformation Costs	(10.9)	—
Legacy Legal Liability Adjustment	17.4	—
Discontinued operations, net of tax	(78.7)	56.4
Net earnings from continuing operations attributable to noncontrolling interests	(2.8)	(3.1)
Net earnings from discontinued operations attributable to noncontrolling interests	(0.5)	(0.7)
Net earnings (loss) attributable to Trane Technologies plc	$(29.2)	$199.9

*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	March 31,	December 31,
	2020	2019**
ASSETS
Cash and cash equivalents	$2,647.7	$1,278.6
Accounts and notes receivable, net	2,091.8	2,184.6
Inventories	1,463.7	1,278.6
Other current assets	356.6	344.8
Assets held-for-sale	—	4,207.2
Total current assets	6,559.8	9,293.8
Property, plant and equipment, net	1,326.2	1,352.0
Goodwill	5,082.3	5,125.7
Intangible assets, net	3,289.0	3,323.6
Other noncurrent assets	1,378.3	1,397.2
Total assets	$17,635.6	$20,492.3

LIABILITIES AND EQUITY
Accounts payable	$1,446.7	$1,381.3
Accrued expenses and other current liabilities	1,844.4	2,006.6
Short-term borrowings and current maturities of long-term debt	949.7	650.3
Liabilities held for sale	—	1,200.4
Total current liabilities	4,240.8	5,238.6
Long-term debt	4,624.8	4,922.9
Other noncurrent liabilities	2,980.2	3,018.4
Shareholders' equity	5,789.8	7,312.4
Total liabilities and equity	$17,635.6	$20,492.3

**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For three months
	ended March 31,
	2020	2019**
Operating Activities
Earnings from continuing operations	$52.8	$147.3
Depreciation and amortization	75.0	70.9
Changes in assets and liabilities and other non-cash items	(257.1)	(205.8)
Net cash provided by (used in) continuing operating activities	(129.3)	12.4
Net cash provided by (used in) discontinued operating activities	(198.3)	(65.0)
Net cash provided by (used in) operating activities	(327.6)	(52.6)

Investing Activities
Capital expenditures	(34.7)	(49.0)
Acquisition and equity method investments, net of cash acquired, and other	1.0	(20.7)
Net cash provided by (used in) continuing investing activities	(33.7)	(69.7)
Net cash provided by (used in) discontinued investing activities	(6.8)	(6.7)
Net cash provided by (used in) investing activities	(40.5)	(76.4)

Financing Activities
Short-term borrowings, net	—	23.9
Long-term borrowings, net of payments	—	1,497.9
Dividends paid to ordinary shareholders	(125.9)	(127.7)
Repurchase of ordinary shares	—	(250.0)
Receipt of a special cash payment	1,900.0	—
Other financing activities, net	(4.7)	(13.6)
Net cash provided by (used in) financing activities of continuing operations	1,769.4	1,130.5
Net cash provided by (used in) financing activities of discontinued operations	—	(0.4)
Net cash provided by (used in) financing activities	1,769.4	1,130.1

Effect of exchange rate changes on cash and cash equivalents	(32.2)	2.9
Net increase (decrease) in cash and cash equivalents	1,369.1	1,004.0
Cash and cash equivalents - beginning of period	1,278.6	878.4
Cash and cash equivalents - end of period	$2,647.7	$1,882.4

**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	March 31,	March 31,	December 31,
	2020	2019**	2019**
Net Receivables	$2,092	$2,122	$2,185
Days Sales Outstanding	72.3	69.1	62.6

Net Inventory	$1,464	$1,551	$1,279
Inventory Turns	5.2	5.1	7.1

Accounts Payable	$1,447	$1,421	$1,381
Days Payable Outstanding	69.5	65.2	55.6

-------------------------------------------------------------------------------------------------------------------------------------------------------

	Three months ended	Three months ended
	March 31, 2020	March 31, 2019**
Cash flow provided by (used in) continuing operating activities	$(129.3)	$12.4
Capital expenditures	(34.7)	(49.0)
Cash payments for restructuring	38.2	25.3
Transformation costs paid	3.7	—
Free cash flow *	$(122.1)	$(11.3)

*Represents a non-GAAP measure, refer to pages 6-7 in the Earnings Release for definitions.
**Restated to reflect Ingersoll Rand Industrial segment in discontinued operations

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION